UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2010

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2010, the Company entered into a Change in Control Agreement and an Indemnification Agreement with Ronald J. Knutson. A summary of the key terms of these agreements are as follows.

Change in Control Agreement

If within six months following a change in control, as defined in the agreement, the Company terminates Mr. Knutson’s employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum payment equal to one and one half times his then current annual base salary.

He is also entitled to an amount equal to the bonus he received in the 365 day period prior to the termination date or if he was not a participant in the Company’s annual incentive bonus plan for the most recent full fiscal year, he is entitled to an amount equal to his target bonus for the year in which the change in control occurs.

In addition, all previously unvested equity awards granted to him will immediately vest and become fully exercisable as of the date of termination for a period of 90 days and Mr. Knutson and his family will be covered under the Company’s health benefit plans for two years following termination.

In consideration of the terms above, Mr. Knutson has agreed not to compete with the Company for a period of eighteen months following his termination. The change in control agreement also contain provisions related to return of Company property, non-disclosure of Company confidential information and other restrictive covenants related to non-solicitation of Company employees, agents and customers.

The Change in Control Agreement has a term of one year that automatically renews from year to year, unless either Mr. Knutson or the Company provides 30 days written notice of non-renewal prior to the expiration of the initial or extended term.

This description of the Change in Control Agreements is a summary of the material terms of the agreement and is qualified in its entirety by reference to the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Indemnification Agreement

The indemnification agreement provides, among other things, that the Company will indemnify and advance expenses to Mr. Knutson to the fullest extent permitted by law in connection with proceedings related to his service on behalf of the Company. Under the indemnification agreement, Mr. Knutson will be indemnified against expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by him, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

This description of the Indemnification Agreement is qualified in its entirety by reference to the Form of the Indemnification Agreement, a copy of which is available as Exhibit 10.01 to the Current Report on Form 8-K dated September 15, 2008 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Change in Control Agreement between Lawson Products, Inc. and Ronald J. Knutson dated January 29, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

February 2, 2010	By:	Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Change in Control Agreement between Lawson Products, Inc. and Ronald J. Knutson dated January 29, 2010